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                                                                      Exhibit 23
                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Enodis plc pertaining to the Employee Stock Purchase Plan, Enodis 2001 Executive Share Option Scheme, Enodis Share Matching Scheme and 1995 Executive Share Option Scheme, on Form S-8 (No. 333-_____), of our report dated November 21, 2000, except for Notes 1, 3, 8, 9 and 16 as to which the date is March 12, 2001, appearing in the Annual Report on Form 20-F of Enodis plc for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                               /s/ Deloitte & Touche

London, England
May 24, 2001